EXHIBIT 99.1


             [LOGO]                             [LOGO]

BANKILLINOIS FINANCIAL CORPORATION * FIRST DECATUR BANCSHARES, INC.
CONTACT:                                     CONTACT:
GREGORY B. LYKINS, Chairman                  JOHN W. LUTTRELL, Chairman & CEO
VAN A. DUKEMAN, President & CEO              PHILIP C. WISE, President
BankIllinois Financial Corporation           First Decatur Bancshares, Inc.
P. O. Box 4028, Champaign, IL 61824-4028     130 N. Water St., Decatur, IL 62523

PHONE: 217.351.6506                          PHONE: 217.425.8221
FAX:   217.351.6651                          FAX:   217.425.8312

                          RELEASE DATE: AUGUST 13, 1999

                              FOR IMMEDIATE RELEASE

                       BANKILLINOIS FINANCIAL CORPORATION,
                         FIRST DECATUR BANCSHARES, INC.
                                 AGREE TO MERGE

              MERGER OF TWO STRONG COMMUNITY-BANKING ORGANIZATIONS
     WILL CREATE BILLION DOLLAR CENTRAL ILLINOIS FINANCIAL SERVICES COMPANY

BankIllinois Financial Corporation ("BIFC") and First Decatur Bancshares, Inc. ("FDB"), today announced the signing of a definitive merger agreement which provides for the merger of the two companies into a newly-organized bank holding company to be known as MAIN STREET TRUST, INC." ("MAIN STREET").

BIFC is the parent company of BankIllinois in Champaign, Illinois, and FDB is the parent company of First National Bank of Decatur, First Trust Bank of Shelbyville and FirsTech, Inc. of Decatur. These subsidiaries, including the three banks, will retain their current names and separate charters after the merger of their parent companies.

The merger was announced in a joint statement issued by Gregory B. Lykins, the Chairman of BIFC, Van A. Dukeman, the President and CEO of BIFC, John W. Luttrell, the Chairman and CEO of FDB, and Phillip C. Wise, the President of FDB. They said the transaction will be a "merger of equals," with the stockholders of each company exchanging their existing shares of stock for shares of stock in Main Street.

Stockholders of BIFC will receive one share of MAIN STREET for each share of BIFC, and stockholders of FDB will receive 1.638 shares of MAIN STREET for each share of FDB. BIFC, which currently has approximately 5,775,000 fully diluted shares outstanding, last traded at $23.75 per share. FDB, which currently has approximately 2,780,000 fully diluted shares outstanding, last traded at $29.00 per share. The transaction will be accounted for as a "pooling of interests", and is expected to be immediately accretive to the consolidated operating earnings of BIFC and FDB. The merger is expected to close in late 1999 or early 2000. The transaction is structured to be a tax-free exchange for stockholders of both companies.

As of June 30, 1999, BIFC and FDB had combined total banking assets of over $1 billion, combined stockholders' equity of $115 million, and a total of eighteen
(18) offices located throughout Champaign, Macon and Shelby Counties. After the merger, MAIN STREET's deposit market share in Champaign, Macon and Shelby Counties will be approximately 17% of total deposits, ranking it #1 in this combined area. In addition to banking assets, the combined Trust & Investments Divisions of the two organizations will have over $1 billion in trust and investment assets under management.

Luttrell said that "we are enthusiastic about the prospect of joining forces to create the premier financial services organization in Central Illinois." He noted that "the two organizations are a perfect fit - we are each focused on serving our local communities, have similar values, cultures and business philosophies, and have had a very positive relationship for many years, often pooling our resources to make larger loans to local customers." "Through these and other efforts," he said, "we have developed a very consistent and trusting relationship."

Luttrell added that "The Champaign and Decatur banks have each provided banking services to their respective communities for over 125 years, and the Shelbyville bank for over 90 years. We will continue this tradition of community banking in our respective market areas."

Dukeman said, "the new combined organization will have a better opportunity for enhanced growth than would have occurred on an independent basis." He said that, "in today's competitive financial services environment, where large out of area banks are acquiring local community banks and other non-banking competitors are entering our markets, the affiliation of two very well-capitalized and profitable community banks will allow us to compete even more effectively and serve our clients even better. The larger organization will expand our ability to serve the needs of our clients, particularly in our niches of investment management, business banking, mortgage banking, and bill processing services (FirsTech, Inc.) We see this as a tremendous opportunity for both organizations, and our respective stockholders, customers, employees, and the communities in which we operate."

The Board of the Directors of Main Street will consist of seven directors from BIFC and six directors from FDB. Mr. Luttrell, 67, will be Chairman of Main Street. Mr. Lykins, 52, will be Vice Chairman of Main Street, and will succeed Mr. Luttrell as Chairman within three years. Mr. Dukeman, 40, will be Main Street's President and CEO. Mr. Wise, 60, will serve as Executive Vice President of Main Street.

Mr. Lykins said he believes that the future for the combined organization is excellent. "We are very confident of the economy of the Midwest and look forward to delivering financial services within and outside of Illinois. We are also confident that organizing our people into a unified team, our combined market presence, and the strong capital position of the new company will allow us to continue to provide Champaign, Macon and Shelby Counties with local decision-making and quality financial services."

The merger is subject to the approval of the stockholders of both companies, registration of Main Street's stock with the Securities and Exchange Commission, regulatory approvals of state and federal banking agencies and other conditions. Each organization will continue to use its existing Y2K compliant data processing system beyond year-end 1999.

                                      # # #


      THE FOLLOWING SUMMARY FINANCIAL DATA IS A PART OF THE PRESS RELEASE.

                             SUMMARY FINANCIAL DATA

                                            BIFC                      FDB
                                      YTD JUNE 30, 1999        YTD JUNE 30, 1999
                                      -----------------        -----------------

Earnings Summary:
  Basic Earnings Per Share                 $ 0.67                    $ 1.13
  Diluted Earnings Per Share               $ 0.65                    $ 1.13
  Net Income (in millions)                 $3,756                    $3,128
  Return on Average Assets                   1.39%                     1.39%


Balance Sheet Data (in millions):
  Total Loans                              $  319                    $  229
  Total Deposits                              394                       372
  Total Assets                                540                       461
  Shareholders' Equity                         61                        53



                  # # # # # # # # # # # # # # # # # # # # # # #


      NOTE: This news release contains forward-looking statements which are subject to numerous assumptions, risk and uncertainties. Actual results could differ from those contained in or implied by such forward-looking statements for a variety of factors including: (1) developments in general economic conditions, including interest rate and currency fluctuations, market fluctuations and perceptions, and inflation; (2) changes in the economy which could materially change anticipated credit quality trends and the ability to generate loans and deposits; (3) a failure of the capital markets to function consistently with customary levels; (4) a delay in or an inability to execute strategic initiatives designed to grow revenues and/or manage expenses; (5) legislative developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the industry; (6) changes in the competitive environment for financial services organizations and the company's ability to adapt to such changes; and (7) the company's ability and resources to effect articulated business strategies and manage risks associated with the Year 2000.

BANKILLINOIS FINANCIAL CORPORATION                FIRST DECATUR BANCSHARES, INC.

Legal Counsel: Barack, Ferrazzano, Kirschbaum,    Howard & Howard
               Perlman, & Nagelberg


Investment
Bankers:       Keefe, Bruyette & Woods            ABN*AMRO